                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             BEAZER HOMES USA, INC.
                             ----------------------
             (Exact name of Registrant as specified in its charter)
                  (co-registrants are listed on the next page)

                                    DELAWARE
                                    --------
         (State or other jurisdiction of incorporation or organization)

                                   58-2086934
                        (IRS Employer Identification No.)

                     ---------------------------------------
                    5775 Peachtree Dunwoody Road, Suite B-200
                             Atlanta, Georgia 30342
                                 (404) 250-3420
               (Address, including zip code, and telephone number,
                 including area code, of Registrants' principal
                               executive offices)

If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and                12(g) of the Exchange Act and
is effective pursuant to General             is effective pursuant to General
Instruction A.(c), please check              Instruction A.(d), please check
the following box. /X/                       the following box. / /


                Securities Act registration statement file number to which this form relates:____________________

       Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Class                                  Name of Exchange
        --------------                                  ----------------

8 5/8% Senior Notes due 2011 of the                The New York Stock Exchange
registrant, together with Guarantees
of such Notes by certain subsidiaries
of the Registrant


     Securities to be registered pursuant to Section 12(g) of the Act: None

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         The following subsidiaries of the registrant may guarantee the debt securities and are co-registrants under this registration statement.

                                   IRS Employer          State of
Name                               Identification No.    Incorporation/Formation
---------                          ------------------    -----------------------
Beazer Homes Corp.                 62-0880780            Tennessee
Beazer/Squires Realty, Inc.        56-1807308            North Carolina
Beazer Homes Sales Arizona Inc.    86-0728694            Delaware
Beazer Realty Corp.                58-1200012            Georgia
Beazer Mortgage Corporation        58-2203537            Delaware
Beazer Homes Holdings Corp.        58-2222637            Delaware
Beazer Homes Texas Holdings, Inc.  58-2222643            Delaware
Beazer Homes Texas, L.P.           76-0496353            Delaware

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The material set forth in the section captioned "Description of Debt Securities" in the Registrant's Form S-3 Registration Statement (Registration No. 333-94843) filed with the Securities and Exchange Commission (the "Commission") on January 28, 2000, and the section captioned "Description of Notes" in the Registrant's Prospectus Supplement dated May 14, 2001 filed or to be filed pursuant to Rule 424(b) and incorporated by reference therein, is incorporated herein by reference.


Item 2. EXHIBITS

         1. Form of Indenture, incorporated by reference from the registrant's registration statement on Form S-3 (File No. 333-94843)

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            BEAZER HOMES USA, INC.


Date:  May 16, 2001                    By:  /s/ David S. Weiss
                                            ------------------------------------
                                            David S. Weiss
                                            Executive Vice President &
                                            Chief Financial Officer